Exhibit 99.2

Press Release

FOR IMMEDIATE RELEASE
Contact:	Lynda L. Glass
EVP, Secretary &
Chief Governance Officer
717.339.5085
lglass@acnb.com

ACNB CORPORATION HOLDS

2013 ANNUAL MEETING OF SHAREHOLDERS

GETTYSBURG, PA, May 9—The 2013 Annual Meeting of Shareholders of ACNB Corporation, headquartered in Gettysburg, PA, was held on Tuesday, May 7, at the ACNB Corporation Operations Center, 100 V-Twin Drive, Gettysburg, PA, at 1:00 p.m.  The business matters resolved at the Annual Meeting included four proposals related to the fixing of the number of directors and the number in each class of directors; election of Class 1 directors; one advisory proposal related to a vote on executive compensation; and, ratification of the Corporation’s independent auditors.

The first proposal fixed the number of directors of the Corporation at thirteen; the second proposal fixed the number of Class 1 Directors at five; the third proposal fixed the number of Class 2 Directors at four; and, the fourth proposal fixed the number of Class 3 Directors at four.  All four of these proposals were approved by the ACNB Corporation shareholders.

The election of directors followed.  The shareholders reelected James J. Lott, Robert W. Miller, J. Emmett Patterson, Marian B. Schultz and James E. Williams as Class 1 Directors for a three-year term expiring in 2016.  All were previously members of the Board of Directors of ACNB Corporation.  Each member of the Corporation’s Board also serves on the Board of Directors for the Corporation’s banking subsidiary, ACNB Bank.

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The advisory proposal, which is non-binding, included approval by the shareholders of ACNB Corporation’s executive compensation.

The final proposal was ratification by the shareholders of the selection of ParenteBeard LLC as ACNB Corporation’s independent auditors for the fiscal year ending December 31, 2013.

Following the business conducted at the Annual Meeting of Shareholders, long-time ACNB Corporation Chairman Ronald L. Hankey was recognized for his retirement after 56 years of service to the organization.  In 1957, Mr. Hankey originally joined The First National Bank of Gettysburg, which merged with the Littlestown State Bank and Trust Company in 1962 to form Adams County National Bank.  He was elected President of Adams County National Bank in 1975, a position that he held until the beginning of 2001. He was named Chairman of the Board in 1977. As of July 1983, Mr. Hankey also became Chairman and President of the newly-organized ACNB Corporation, the parent financial holding company for Adams County National Bank, now ACNB Bank since October 2010.

ACNB Corporation, headquartered in Gettysburg, PA, is the financial holding company for the wholly-owned subsidiaries of ACNB Bank, Gettysburg, PA, and Russell Insurance Group, Inc., Westminster, MD.  Originally founded in 1857, ACNB Bank serves its marketplace via a network of 19 retail banking offices located throughout Adams County, PA, as well as in Dillsburg, Hanover and Spring Grove, York County, PA, and in Newville, Cumberland County, PA.  In addition, the Bank operates loan offices in Hanover, York County, and Chambersburg, Franklin County, PA.  Russell Insurance Group, Inc. offers a broad range of commercial and personal insurance lines with licenses in 35 states, including Pennsylvania and Maryland, through offices in Westminster, Carroll County, and Germantown, Montgomery County, MD.  On March 31, 2013, total assets of ACNB Corporation were $1.04 billion.

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In addition to historical information, this press release may contain forward-looking statements. Examples of forward-looking statements include, but are not limited to, (a) projections or statements regarding future earnings, expenses, net interest income, other income, earnings or loss per share, asset mix and quality, growth prospects, capital structure, and other financial terms, (b) statements of plans and objectives of management or the Board of Directors, and (c) statements of assumptions, such as economic conditions in the Corporation’s market areas.  Such forward-looking statements can be identified by the use of forward-looking terminology such as “believes”, “expects”, “may”, “intends”, “will”, “should”, “anticipates”, or the negative of any of the foregoing or other variations thereon or comparable terminology, or by discussion of strategy. Forward-looking statements are subject to certain risks and uncertainties such as local economic conditions, competitive factors, and regulatory limitations. Actual results may differ materially from those projected in the forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: the effects of new laws and regulations, specifically the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act; possible impacts of the capital and liquidity requirements proposed by the Basel III standards and other regulatory pronouncements, regulations and rules; ineffectiveness of the business strategy due to changes in current or future market conditions; the effects of economic deterioration and the prolonged economic malaise on current customers, specifically the effect of the economy on loan customers’ ability to repay loans; the effects of competition, and of changes in laws and regulations on competition, including industry consolidation and development of competing financial products and services; interest rate movements; difficulties in integrating and operating distinct business operations, including information technology difficulties; challenges in establishing and maintaining operations in new markets; volatilities in the securities markets; and, slow economic conditions. We caution readers not to place undue reliance on these forward-looking statements. They only reflect management’s analysis as of this date. The Corporation does not revise or update these forward-looking statements to reflect events or changed circumstances. Please carefully review the risk factors described in other documents the Corporation files from time to time with the Securities and Exchange Commission, including the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Please also carefully review any Current Reports on Form 8-K filed by the Corporation with the Securities and Exchange Commission.

ACNB #2013-07

May 9, 2013